EXHIBIT 99.1

Coca-Cola European Partners Transaction Clears European Regulatory Review

The European Commission has announced that it has approved the proposed three-way merger of Coca-Cola Enterprises (CCE), Coca-Cola Iberian Partners (CCIP) and Coca-Cola Erfrischungsgetränke AG (CCEAG) to create a new Western European bottler called Coca-Cola European Partners (CCEP).  This regulatory clearance marks an important milestone in the proposed transaction and, pending all further regulatory and shareowners approvals, keeps the transaction on track to close in the second quarter of 2016.
 In a statement, the three companies said they were pleased with the European Commission’s assessment of the pending merger calling it “another important milestone in the proposed transaction.”
As announced in August, the merger of CCE, CCIP and CCEAG will create the world’s largest independent Coca-Cola bottler based on net revenues.  The increased scale and flexibility of CCEP’s broader European geographic footprint will allow it to compete more effectively across nonalcoholic beverage categories.